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                                                                    EXHIBIT 3.41

                                     BYLAWS

                                       OF

                              TOWER SERVICES, INC.

                             A Michigan Corporation

                                    ARTICLE I
                                    OFFICES

         1.1 Registered Office. The registered office of the corporation shall be located at the address specified in the Articles of Incorporation or at such other place as may be determined by the Board of Directors if notice thereof is filed with the State of Michigan.

         1.2 Other Offices. The business of the corporation may be transacted at such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II
                                 CAPITAL SHARES

         2.1 Share Certificates. Certificates representing shares of the corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed in the name of the corporation by the Chairman of the Board of Directors, the President or a Vice President and which also may be signed by another officer of the corporation, and shall be sealed with the seal of the corporation, if one is adopted. If an officer who has signed a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

         2.2 Replacement of Lost or Destroyed Certificates. If a share certificate is lost or destroyed, no new certificate shall be issued in place thereof until the corporation has received such assurances, representations, warranties, or guarantees from the registered holder as the Board of Directors, in its sole discretion, deems advisable and until the corporation receives such indemnification against any claim that may be made on account of the lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with such sureties, if any, as the Board of Directors, in its sole discretion, deems advisable. Any new certificate issued in place of any lost or destroyed certificate shall be plainly marked "duplicate" upon its face.

         2.3 Transfer of Shares; Shareholder Records. Capital shares of the corporation shall be transferable only upon the books of the corporation. The old certificates shall be surrendered to the corporation by delivery to the person in charge of the transfer books of the corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer and the old

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certificates shall be cancelled before a new certificate is issued. The corporation shall keep records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the date when they respectively became holders of record thereof at its registered office. The corporation shall be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

         2.4 Rules Governing Share Certificates. The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of share certificates.

         2.5 Record Date for Share Rights. The Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend or other distribution, or any such allotment of rights, or to exercise rights with respect to any such change, conversion, or exchange of capital shares and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, notwithstanding the transfer of any shares on the books of the corporation after such record date. If the Board of Directors shall fail to fix a record date, the record date for the purposes specified herein shall be the close of business on the date on which the resolution of the Board of Directors relating thereto is adopted.

         2.6 Dividends. The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon the corporation's outstanding shares out of funds legally available for such purposes, which dividends may be paid in cash, the corporation's bonds, or the corporation's property, including the shares or bonds of other corporations.

         In addition to the declaration of dividends or other distributions provided in the preceding paragraph of this Section 2.6, the Board of Directors, in its discretion, may from time to time declare and direct payment of a dividend in shares of this corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Business Corporation Act of Michigan.

                                   ARTICLE III
                                  SHAREHOLDERS

         3.1 Place of Meetings. Meetings of shareholders shall be held at the registered office of the corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, that if a shareholders meeting is to be held at a place other than the registered office, the notice of the meeting shall designate such place.

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         3.2 Annual Meeting. Annual meetings of shareholders for election of directors and for such other business as may come before the meeting shall be held on the third Tuesday of the third month following the end of the fiscal year in each year, but if such day is a legal holiday, then the meeting shall be held on the first business day following, at such time as may be fixed by the Board of Directors, or at such other date and time within the four (4) months next succeeding the end of the corporation's fiscal year as may be designated by the Board of Directors and stated in the notice of the meeting. If the annual meeting is not held on the date specified, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

         3.3 Special Meetings. Special meetings of shareholders may be called by the Chairman of the Board, the President, or the Secretary and shall be called by one of them pursuant to resolution therefor by the Board of Directors, or upon receipt of a request in writing, stating the purpose or purposes thereof, and signed by shareholders of record owning a majority of the issued and outstanding voting shares of the corporation.

         3.4 Record Date for Notice and Vote. The Board of Directors may fix in advance a date not more than sixty (60) nor less than ten (10) days before the date of a shareholders meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at the meeting or adjournments thereof or to express consent or to dissent from a proposal without a meeting. If the Board of Directors fails to fix a record date as provided in this Section 3.4, the record date for determination of shareholders entitled to notice of or to vote at a shareholders meeting shall be the close of business on the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders entitled to express consent or to dissent from a proposal without a meeting shall be the close of business on the day on which the resolution of the Board of Directors relating to the proposal is adopted.

         3.5 Notice of Meetings. Written notice of the time, place, and purpose of any shareholders meeting shall be given to shareholders entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be given either by delivery in person to shareholders or by mailing such notice to shareholders at their addresses as the same appear in the records of the corporation; provided, however, that attendance of a person at a shareholders meeting, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         3.6 Voting Lists. The corporation's officer or the agent having charge of its share transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series and shall show the address of, and number of shares held by, each shareholder. The list shall be produced at the time and place of the shareholders meeting and be subject to inspection, but not copying, by any shareholder at any time during the meeting for the purpose of determining who is entitled to vote at the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 3.6 have not been complied with, any shareholder, either in person or by

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connection with the right to vote, count, and tabulate votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

         3.11 Any Action by Shareholders Without a Meeting. Any action which is required to be taken or which may be taken at any annual or special shareholders meeting may be taken without a meeting, without prior notice, and without a vote, if before or after the action, the holders of all the outstanding shares of the corporation consent in writing.

         3.12 Meeting Participation by Use of Communication Equipment. Shareholders may participate in a shareholders meeting by using a conference telephone or similar communication equipment by means of which all persons participating in the meeting can communicate with each other; provided that all participants in the meeting are advised of the use of such equipment and the name of each participant in the conference is disclosed to all other participants. Participation in a meeting pursuant to this Section 3.12 shall constitute presence at the meeting.

                                   ARTICLE IV
                                    DIRECTORS

         4.1 Board of Directors. Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the business and affairs of the corporation shall be managed by a Board of Directors. The Board of Directors shall consist of one (1) to five (5) members who need not be shareholders. Directors shall be nominated by the Board of Directors, shall be elected annually at each annual shareholders meeting, and shall hold office for a term of one year and until their successors are elected and qualified or until their earlier resignation or removal.

         4.2 Resignation and Removal. A director may resign by written notice to the corporation, which resignation is effective upon its receipt by the corporation or at a subsequent time as set forth in the notice. Any director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of at least seventy-five percent (75%) of the shares entitled to vote at an election of directors.

         4.3 Vacancies and Increase in Number. Vacancies on the Board of Directors occurring for any reason, including an increase in the number of directors, may be filled only by a seventy-five percent (75%) vote of the shareholders at a regular or special shareholders meeting. A director chosen to fill a vacancy occurring for any reason, including an increase in the number of directors, shall hold office until the next election of directors by the shareholders or until his or her earlier resignation or removal.

         4.4 Place of Meetings and Records. The directors shall hold their meetings and maintain the minutes of the proceedings of meetings of shareholders, the Board of Directors, and committees of the Board of Directors, if any, and keep the books and records of account for the corporation in such place or places, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

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         4.12 Compensation of Directors. By resolution of the Board of
Directors, the directors may be paid their expenses, if any, of attendance at meetings of the Board or of any committee of which they are a member. Directors shall be paid no other compensation or fees for their services as directors without the prior approval of the shareholders by the affirmative vote of not less than three-fourths (3/4) of the voting shares of the corporation issued and outstanding, and compensation so established shall not be altered, modified or rescinded without the same affirmative vote.

         4.13 Meeting Participation by Use of Communication Equipment. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or committee, as the case may be, by using a conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section 4.14 shall constitute presence at the meeting.

                                    ARTICLE V
                                    OFFICERS

         5.1 Officers. The officers of the corporation shall be a President, a Vice President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors, In addition, the Board of Directors may elect a Chairman and one or more Vice Presidents who shall also be officers of the corporation if elected. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. None of the officers of the corporation, other than the Chairman, need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual shareholders meeting. Any two (2) or more offices may be held by the same person, but an officer shall not execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged, or verified by two (2) or more officers.

         5.2 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board may, by specific resolution, empower the Chairman, the President, or the executive committee, if such a committee has been designated by the Board, to appoint such subordinate officers or agents and to determine their powers and duties. 5.3 Removal. The Chairman, President, any Vice President, Secretary, and Treasurer may be removed at any time, with or without cause, but only by the affirmative vote of a majority of the whole Board of Directors. Any Assistant Secretary or Assistant Treasurer, or subordinate officer or agent appointed pursuant to
Section 5.2, may be removed at any time, with or without cause, by action of the Board of Directors or by the committee or officer, if any, empowered to appoint such Assistant Secretary or Assistant Treasurer or subordinate officer or agent.
5.4 Compensation of Officers. Compensation of officers for services rendered to the corporation shall be established by the Board of Directors.

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         5.5 Chairman. The Chairman of the Board of Directors, if one is
elected, shall be elected by the directors from among the directors then serving. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors and shall perform such other duties as may be determined by resolution of the Board of Directors including, if the Board shall so determine, acting as the chief executive officer of the corporation, in which case the Chairman shall have general supervision, direction, and control of the business of the corporation and shall have the general powers and duties of management usually vested in or incident to the office of the chief executive officer of a corporation.

         5.6 President. Unless the Board shall determine otherwise, the President shall be the chief executive officer as well as the chief operating officer of the corporation and shall have general supervision, direction, and control of the business of the corporation as well as the duty and responsibility to implement and accomplish the objectives of the corporation. In the absence or nonelection of a Chairman, the President shall preside at all meetings of shareholders and at all meetings of the Board of Directors. The President shall perform such other duties as may be assigned by the Board of Directors.

         5.7 Vice Presidents. Each Vice President shall have such power and shall perform such duties as may be assigned by the Board of Directors and may be designated by such special titles as the Board of Directors shall approve.

         5.8 Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The Treasurer shall deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be selected by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the chief executive officer, taking proper vouchers for such disbursements. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as may be assigned by the Board of Directors.

         5.9 Secretary. The Secretary shall give or cause to be given notice of all meetings of shareholders and directors and all other notices required by law or by these Bylaws; provided, however, that in the case of the Secretary's absence, or refusal or neglect to do so, any such notice may be given by any person so directed by the chief executive officer or by the directors, or by the shareholders upon whose requisition the meeting is called, as provided in these Bylaws. The Secretary shall record all the proceedings of meetings of shareholders and of the directors in one or more books provided for that purpose and shall perform all duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors.

         5.10 Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors or by the officer or committee who shall have appointed such Assistant Treasurer or Assistant Secretary.

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         7.4 Voting of Securities. Securities of another corporation, foreign or domestic, standing in the name of this corporation, which are entitled to vote may be voted, in person or by proxy, by the Chairman or the President of this corporation or by such other or additional persons as may be designated by the Board of Directors.

         7.5 Compensation Repayment. If the compensation paid to any officer of the corporation for any fiscal year is challenged by the Internal Revenue Service as excessive so as to call into question the corporation's deduction of such compensation for federal income tax purposes and, if such challenge is resolved, either by compromise or litigation, in a manner which disallows the deduction, or any part thereof, then such officer shall repay said compensation to the corporation to the extent the corporation's deduction therefor has been disallowed.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         The corporation shall indemnify to the fullest extent authorized or permitted by the Michigan Business Corporation Act any person, and his or her estate and personal representatives, who is made or threatened to be made a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director, officer, or employee of the corporation or serves or served any other enterprise at the request of the corporation.

                                   ARTICLE IX
                                   AMENDMENTS

         These Bylaws may be amended or repealed or new Bylaws adopted by a seventy-five percent (75%) vote of the Board of Directors at any regular or special meeting, with or without prior notice of intent to do so, or by vote of the holders of at least seventy-five percent (75%) of the outstanding voting shares of the corporation at any annual or special meeting if notice of the proposed amendment, repeal, or adoption is contained in the notice of the meeting.

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